SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Prudential Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Prudential Financial, Inc. 751 Broad Street Newark, NJ 07102 Telephone 973-802-6000 May 2003

Dear Fellow Shareholder:

By now, you should have received the Annual Report for Prudential Financial, Inc. along with proxy materials for the Annual Meeting of shareholders to be held on June 3, 2003. It is important that your shares be represented and voted at the meeting. Our records indicate that we have not yet received your vote.

The deadline is quickly approaching. Please take a moment to complete, sign, date and mail your proxy card in the postage-paid envelope provided. If you vote by mail, your proxy card must be received by the close of voting at the Annual Meeting on June 3, 2003.

You may find it more convenient to vote by telephone or Internet. Please follow the telephone voting instructions listed on your voter instruction form or log on to www.proxyvote.com, 24 hours a day, 7 days a week. If you vote by phone or Internet, your reply must be received by 11:59 p.m. EDT, June 2, 2003. Note: You do not need to return your proxy card if you reply by phone or Internet.

On behalf of your Board of Directors, thank you for your prompt response and your continued interest in and support of Prudential Financial, Inc.

Sincerely,

Kathleen M. Gibson
Vice President and Secretary

Prudential Financial, Inc. 751 Broad Street Newark, NJ 07102 Telephone 973-802-6000 May 2003

Dear Fellow Shareholder:

By now, you should have received the Annual Report for Prudential Financial, Inc. along with proxy materials for the Annual Meeting of shareholders to be held on June 3, 2003. It is important that your shares be represented and voted at the meeting. Our records indicate that we have not yet received your vote.

The deadline is quickly approaching. Please take a moment to complete, sign, date and mail your proxy card in the postage-paid envelope provided. If you vote by mail, your proxy card must be received by the close of voting at the Annual Meeting on June 3, 2003.

You may find it more convenient to vote by telephone or Internet. Call 1-800-690-6903 or log on to www.proxyvote.com, 24 hours a day, 7 days a week. If you vote by phone or Internet, your reply must be received by 11:59 p.m. EDT, June 2, 2003. Note: You do not need to return your proxy card if you reply by phone or Internet.

On behalf of your Board of Directors, thank you for your prompt response and your continued interest in and support of Prudential Financial, Inc.

Sincerely,

Kathleen M. Gibson
Vice President and Secretary